Exhibit (10) 43


                 AGREEMENT TO EXCHANGE STOCK

     This stock purchase agreement, made and entered into on 14th day of November, 1997, by and between Grant Kolb and Patrick Loeprich ("Sellers") and Systems Communications,
Inc., a Florida corporation ("SCI").

                         WITNESSETH:

      WHEREAS, Sellers own all of the issued and outstanding capital stock of HMG HealthCare Claims Auditing, Inc. ("HMG"), a Pennsylvania corporation, which is engaged in the business of auditing medical billings and has its principal place of business which is located in Pittsburgh, Pennsylvania; and,

      WHEREAS, SCI is a publicly owned corporation which is engaged in the purchase of companies and businesses in the healthcare cost containment industry; and,

      WHEREAS, Sellers desire SCI to acquire control of HMG and SCI's Board of Directors desires SCI to acquire control of HMG; and,

      NOW, THEREFORE, in consideration of the premises hereinbefore set forth and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the Sellers jointly and severally agree with SCI, for purposes of consummating a tax free reorganization or exchange of stock, as follows:

                          ARTICLE I
                     PRELIMINARY MATTERS

      Section 1.01.  Recitals.  The parties acknowledge  the
recitals hereinabove set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

      Section  1.02.  Exhibits and Schedules.  Exhibits  and
Schedules referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

                         ARTICLE II
                         DEFINITIONS

      Section 2.01. Use of Words and Phrases. Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof ," " hereinbefore," "hereinafter" and "within" and other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it is intended to be construed as a copulative conjunction. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles obtaining in the United States of America.

                         ARTICLE III
                       THE TRANSACTION

      Section 3.01. Purchase of Stock. At closing, SCI shall purchase all of the issued and outstanding capital stock of HMG and shall, as payment of the purchase price at
Closing:       (1)  deliver to the Sellers an amount of  its
restricted common stock equal to 30% of its then issued common stock as of the date of closing. Certificates representing SCI's restricted common stock shall be delivered to the order of such persons as the Sellers shall instruct SCI in writing not less than seven business days prior to Closing. The Sellers shall deliver or cause to be delivered at Closing all of the issued, outstanding and authorized capital stock of HMG. Each Seller and other person who delivers HMG stock at Closing and receives SCI restricted common stock shall complete and deliver to SCI at Closing a subscription and investment representations agreement for the purchase of "restricted stock." The Buyer's common stock to be issued to the Sellers will not be registered under federal or state securities laws and is defined as "restricted securities" under the Securities Act of 1933. Seller shall have piggyback registration rights subject to underwriter approval. Each stock certificate will contain the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER  THE
     SECURITIES  ACT  OF 1933 (AND IS  A  "RESTRICTED
     SECURITY"  AS DEFINED UNDER SAID ACT)  OR  UNDER
     THE   SECURITIES   LAWS   OF   ANY   STATE    OR
     JURISDICTION.    ACCORDINGLY,    NEITHER    THIS
     SECURITY  NOR ANY INTEREST THEREIN MAY BE  SOLD,
     OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED
     OR  HYPOTHECATED, EXCEPT BY BONA  FIDE  GIFT  OR
     INHERITANCE,  IN  THE ABSENCE  OF  AN  EFFECTIVE
     REGISTRATION STATEMENT AS TO SECURITY UNDER SAID
     ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE
     COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     Section  3.02.  HMG Loan Repayment .  SCI will pay  off
the existing note to NBOC Bank attached as Exhibit "A" including Jerry Cowden's stock purchase consultant agreement and marketing agreement.

     Section 3.03. Continuation of Management. The executive officers of HMG shall agree to continue as the management of HMG after the Closing, pursuant to five year employment agreements to be executed at the Closing, provided that stock bonus, option and incentive plans
(subject to consideration with cash bonus and incentive plans provided directly by HMG) and fringe benefit package covering medical, dental and life insurance and retirement benefits shall be in accordance with programs implemented for all executives of SCI as of the date of Closing.

     Section  3.04.   Operations after Closing.    Following
the Closing of the transaction covered in Section 3.01, all authorized issued and outstanding shares of HMG shall be wholly owned by SCI.

     Section 3.05. HMG Release. Subsequent to the closing of this transaction, even though SCI shall own all of the shares of HMG, HMG shall continue as a Pennsylvania Corporation. The name of HMG shall be changed to HMG Health Care Claims Auditing, Inc. in all jurisdictions where HMG is qualified to do business. There are certain outstanding claims and disputes, some of which are currently in litigation, against SCI and whose claims and disputes will more than likely continue past the date of closing. In addition, even after the date of closing, claims or disputes may occur against SCI arising from actions or transactions involving or to which SCI was a party prior to the date of closing of this transaction. Therefore, the parties agree that if any of the currently outstanding claims and disputes against SCI or if any other later claims or disputes are made against or involve SCI arising from actions or transactions to which SCI was a party prior to the date of closing of this transaction, cause SCI to be unable to list HMG Health Care Claims Auditing, Inc. on the New York, American, Boston, Philadelphia Exchanges or NASDAQ Exchange, then in that event, Sellers are hereby granted the right, which shall survive the closing, to rescind this entire transaction and to receive back from Sellers any and all of SCI's shares delivered to Sellers. In addition, if any of the currently outstanding claims or disputes against or involving SCI or claims or disputes arising subsequent to the closing against SCI but which arose from actions or transactions involving SCI prior to the closing cause SCI to become insolvent or to file for protection in the United
States Bankruptcy Court, the Sellers shall have the same right as above to rescind this transaction. In no event, however, shall this right to rescind this transaction by the Sellers extend past June 1, 1998 at which time said right to rescind this transaction shall automatically cease. If there is a rescission by Sellers pursuant to the terms hereof, any and all liabilities and assets and receivable of HMG Health Care Claims Auditing, Inc. which were acquired, incurred or created subsequent to the closing of this transaction shall be divided and distributed equally between and Sellers and SCI on a fifty-fifty basis.

     Section 3.06. Closing. The closing of the transaction herein contemplated shall take place at 9:00 o'clock a.m. on 31 December, 1997, at the offices of SCI, subject to the condition that (i) SCI shall have been afforded an opportunity to conduct an investigation of the books, records and facilities of HMG, including interviews with key personnel, (ii) SCI shall have verified and approved to its satisfaction the status of all employment agreements between HMG and its employees, the provisions of contracts between HMG and other parties, the status of HMG's business and operation and all litigation involving, HMG and any of the Sellers regarding HMG, (iii) no material adverse change shall have occurred in HMG's assets or business and prospects (financial and otherwise), (iv) SCI's Board of Directors shall have approved the transaction, (v) SCI shall have obtained a commitment for financing under Section 3.02 acceptable to both SCI and to HMG, (vi) documentation and opinions of counsel shall be satisfactory to the parties and their respective counsel; and, (vii) the transaction qualifies as a tax free reorganization or exchange of stock. At Closing, each party shall deliver the stock certificates required to be delivered by it or them, certificates of appropriate persons that all the conditions required to be satisfied by it or them have been satisfied, unless such condition has been waived in writing by the other party(ies) and certificates of appropriate persons that the representations and warranties set forth in this Agreement are true and correct at Closing date and the employment agreements provided in Section 3.03. The parties will cooperate for purposes of closing the transactions contemplated by this Agreement. If the Closing is not completed by 31 March, 1998, subject to extension by the mutual written agreement of the parties, this Agreement shall terminate and be void and the parties shall be released from their respective obligations hereunder and shall execute without further consideration, upon the request of any other party, a written acknowledgment of such termination and release. All the above conditions shall be deemed to be satisfied or waived unless written notice is delivered to HMG at least four days prior to Closing.

     Section 3.07. Transaction Costs. HMG shall pay its' costs incurred in connection with this Agreement and SCI shall pay its costs incurred by it in connection with this Agreement. SCI, however, will pay up to $25,000 dollars of any costs incurred by Seller.

     Section 3.08. Executive Committee. Immediate upon closing, an executive committee will be created and shall report to the Board of Directors for the implementation of all directives, policies and procedures. The committee will be comprised of Messrs. Salmon, Kolb and Loeprich.

     Section 3.09. Board Membership. The Sellers as a group shall, during the term of employment agreements provided in Section 3.03, have the right to designate three nominees for election to SCI's Board of Directors, which Buyer's management shall support for election. Seller shall have the right to keep three board positions for the duration of the Seller's Employment Agreements. A Seventh Board member will be appointed and approved by both Buyer and Seller. This Section shall survive the Closing.

     Section 3.10. Budgets and Cash control. Annual budgets for HMG and adjustments thereto submitted by HMG's management to SCI shall be subject to approval by the Board of Directors of SCI. HMG's management will have control over HMG's day-to-day business and over HMG's cash subject to approved budgets and appropriate fiscal and accounting controls. This Section shall survive the Closing.

     Section 3.11. Confidential Information. The Buyer, its directors, officers, employees, agents and attorneys will hold in strictest confidence all information received from HMG pursuant Section 3.06 or otherwise in connection with this Agreement, shall not disclose same, except to persons who have a need to know for purposes of the Agreement, including attorneys, accountants and potential lenders and investors (but not the public stock market) and in the event that the transaction contemplated by this Agreement does not close will return all such information and copies thereof to HMG; except, that this provision shall not apply to any information that is or comes into the public domain and disclosures required by law or court or administrative order. This Section shall survive the Closing.

                         ARTICLE IV
               REPRESENTATIONS AND WARRANTIES

      Section 4.01.  Representations and Warranties  of  HMG
and   the  Sellers.   Sellers  individually,  and  also   as
shareholders, officers and directors of HMG represent and warrant to SCI as follows:

           (a) HMG is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Pennsylvania, has all power to carry on its business as it is now being conducted and to own, lease and operate its properties and is not required to be qualified, licensed or domesticated under the laws of any other state as a foreign corporation; true and complete copies of its Articles of Incorporation, as amended, Bylaws, as amended, record of proceedings of its Board of Directors and its Stockholders, a certificate of good standing issued within thirty days prior to Closing by its state of incorporation and copies of all material executory contracts requiring future performance by HMG have been delivered to SCI.

            (b) The transaction contemplated by this Agreement will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, permit or authorization by HMG.

            c) To Sellers best knowledge the unaudited financial statements and federal and state tax returns for the past five years (or shorter period of actual existence) and for the period from the end of the last such year to the end of the month preceding the Closing of HMG delivered to SCI are and will be correct and complete in all material respects and shall be certified to SCI as such by Sellers, HMG having filed all state and federal tax returns (including income, sales, real property, franchise and other) which it is required to file and there is no tax, including withholding and social security trust funds, which have not been paid and are now due and owing, except for the amounts due for the current period which are not yet payable. HMG has not received a notice of audit and no audit is underway with respect to any such tax returns.

           (d) The adjusted historical cost of the assets identified on the Balance Sheets of HMG at the dates thereof are materially correct and all such assets are necessary for the operation of its business and suitable for their respective purposes, except as disclosed in writing to SCI. HMG does not have any liabilities which are not disclosed on the face of its current balance sheet or in the notes thereto with respect to contingent liabilities and there is no known pending, threatened litigation, claims, investigations, proceedings or other actions of any nature against HMG. HMG has good and marketable title to all of its properties and assets, which are in good working order and condition or are suitable to the purposes to which they are devoted.

          (e)  HMG does not have any plans subject to ERISA.
HMG's relations with its employees are good.

           (f) To the best knowledge of the Sellers, HMG is in compliance with all laws, regulations, judgments, orders and decrees which apply to the conduct of its business.

           (g) Sellers will disclose to SCI all salary and compensation agreements and arrangements with its employees.

           (h) HMG has conducted and will, through Closing, conduct its business in the ordinary course, and will not grant any salary or compensation increase to any director, officer or employee or make any commitment for capital expenditures, other than as disclosed to SCI and approved by it.

            (i)   HMG  has  not  guaranteed  the  debts   or
obligations of any other person.

           (j) HMG has not within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder the business of HMG, which might subject any of them to damage or penalty in civil, criminal or governmental litigation or proceedings.

           (k) Information delivered by HMG to SCI in contemplation of this Agreement or with respect hereto is correct, complete and accurate.

           (l)  HMG is not obligated to pay any broker's  or
finder's  fee  in  connection with this Agreement.   In  the
event any finder's fee is claimed and payable, HMG and SCI shall each pay one-half.

      Section 4.02.  Representations and Warranties of  SCI.
SCI represents and warrants to the Sellers, as follows:

           (a) SCI is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Florida, has all power to carry on its business as it is now being conducted and, following the exchange of stock contemplated by this Agreement, to be conducted and to own, lease and operate its properties (there being none at the date hereof) and is not required to be qualified, licensed or domesticated under the laws of any other state as a foreign corporation; true and complete copies of its Articles of Incorporation, as amended, Bylaws, as amended, record of proceedings of its Board of Directors and its Stockholders and a certificate of good standing issued within thirty days prior to the Closing by its state of incorporation have been delivered to Sellers.

           (b) The financial statements and, if any, tax returns for the past five years of SCI delivered to Sellers are correct and complete in all material respects, SCI having filed or is preparing to file all state and federal tax returns which it is required to file and there is no tax, including withholding and social security trust funds, which have not been paid and are now due and owing thereunder. SCI has not received a notice of audit and no audit is underway with respect to any such tax returns.

           (c) SCI does not have any liabilities which are not disclosed on the face of its current balance sheet or in the notes thereto with respect to contingent liabilities and there is no pending, threatened litigation, claims, investigations, proceedings or other actions of any nature against SCI except as set forth as Exhibit____.

          (d)  SCI does not have any plans subject to ERISA.

            (e) SCI is in compliance with all laws, regulations, orders and decrees which apply to the conduct of its business.

           (f)  SCI is not obligated to pay any broker's  or
finder's  fee  in  connection with this Agreement.   In  the
event any finder's fee is claimed and payable, HMG and SCI shall each pay one-half.

           (g) Information delivered by SCI to Sellers in contemplation of this Agreement or with respect hereto is correct, complete and accurate.

            (h)   SCI  has  duly  authorized,  executed  and
delivered  this  Agreement  and  has  the  full  power   and
authority to enter into this Agreement and to perform its obligations contemplated hereunder.

           (i) SCI is currently a reporting company the under the Securities Exchange Act of 1934.


          (j) SCI does not have outstanding and, except for underwriters' warrants which may be required as part of underwriters' compensation in any public offering, will not issue any capital stock or any options, warrants or rights to purchase any capital stock which has or have any preemptive rights to acquire capital stock or protection of the holder(s) against dilution of percentage of ownership of capital stock.

      Section 4.03. Mutual Representations. Each party has made available to the other party the complete and accurate information and documentation requested by such other parties and as is necessary for the purposes of evaluating the risks and merits of the acquisition of stock and merger contemplated by this Agreement and entering into this Agreement.

                          ARTICLE V
                    COVENANTS OF SELLERS

     Section 5.01. Nondisclosure of Confidential Information. Each Seller, for himself, recognizes and acknowledges that the list of HMG's suppliers and customers, methods of operation and confidential and proprietary information, trade secrets and know-how, as they now exist, are valuable, special and unique assets of HMG's business. Each Seller will not, during or after the term of his employment under this Agreement, use for his own benefit, the identity of SCI's or HMG's suppliers and customers or any part thereof or any of SCI's or HMG's present or future methods of operation, confidential and proprietary information, trade secrets and know-how, including the manner of manufacturing, marketing, selling, producing, or providing any of SCI's or HMG's products or services. The Sellers will not disclose to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever the identity of SCI's or HMG's suppliers and customers or any party thereof or any of the SCI's or HMG's present or future methods or operation, confidential or proprietary information, trade secrets and know-how, including the manner of manufacturing , marketing, selling, producing, or providing any of SCI's or HMG's products or services without the written approval of SCI or HMG. In the event of a breach or threatened breach by a Seller of the obligations and restrictions of this section, SCI and HMG as a direct beneficiary of this Section 5.01, or either of them, shall be entitled upon application to a court of competent jurisdiction and without the requirement to post bond, to an injunction restraining such Sellers from use or disclosure, in whole or in part of HMG's or SCI's suppliers and customers or HMG's or SCI's methods of operation, confidential and proprietary information, trade secrets and know-how or from rendering any services to any person, firm, corporation, association, partnership or other entity to whom such lists or such methods of operation or confidential and proprietary information, trade secrets and know-how, in whole or in part, has been disclosed, is threatened to be disclosed or would reasonable by deemed to be of significance or of importance in the business or operations of such other person, firm, corporation, association or other entity. Nothing herein shall be construed as prohibiting SCI and HMG or both from pursuing any other remedies available to it or them for such breach or threatened breach, including the recovery of direct, indirect, and consequential damages from such Sellers. This section shall survive Closing and is subject to modification in the employment agreements provided under Section 3.03.

      Section 5.02. Covenant Not To Compete. No Seller shall directly or indirectly enter into or engage in any business in competition with HMG's or SCI's business, either as an individual for his own account, or as a partner, joint venture, employee, agent, or salesman for any person, or as an officer, director or stockholder of a corporation or entity, or otherwise, for a period of two years after the later of Closing hereunder or termination of employment by HMG or SCI. It is agreed by the parties that this covenant may be enforced against a Seller in breach hereof by injunction, upon application to a court of competent jurisdiction and without the requirement to post bond. It is agreed by the parties hereto that if any portion of this covenant not to compete is held to be unreasonable, arbitrary or against public policy, the covenant herein shall be considered divisible both as to time and geographical area so that a lesser period or geographical area shall remain effective so long as the same is not determined unreasonable, arbitrary or against public policy. The parties hereto agree that, in the event any Court determines the specified time period or the specified geographical area to be unreasonable, arbitrary, or against public policy, a lesser time period or smaller geographical area which is determined by the court to be reasonable, non arbitrary and not against public policy may be enforced against such Sellers by injunction, as well as by all other legal remedies available to HMG and SCI. This section shall survive Closing and is subject to modification in the employment agreements provided under Section 3.03.

                         ARTICLE VI
                       INDEMNIFICATION

      Section 6.01. Mutual Indemnification. The parties shall indemnify each other and hold them harmless from and against any claim, action, cost, expense, liability, loss, damage, injury, suit or injury attributable to the breach of such party's representations and warranties, including any attorney's fees and costs incurred in connection therewith or in the enforcement of this provision or of the terms of this Agreement, except as follows; list to be provided by both Buyer and Seller as Exhibit "C".

                         ARTICLE VII
                           NOTICES

     Section 7.01. Procedure for Sending Notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (including receipted express courier and overnight delivery service) or mailed by first class certified mail, return receipt requested showing the name of the recipient, addressed to the parties at the addresses set forth below (or at such other address as any party may specify by written notice to all other parties
given  as  provided  in this Section).   Copies  of  notices
shall be given to:

     As to SCI              Edwin B. Salmon, Jr.
                            Systems Communications, Inc.
                            4707 140th Avenue North
                            Suite 107
                            Clearwater, Florida   33762

     As to HMG:             Grant Kolb
                            HMG Health Care Claims Auditing,Inc.
                            One Gateway Center, Suite 1100
                            420 Fort Duquesne Blvd.
                            Pittsburgh, Pennsylvania  15222

                        ARTICLE VIII
                    LEGAL AND OTHER COSTS


     Section 8.01. Party Entitled to Recover. In the event any party defaults in his or its obligation under this Agreement (the "Defaulting Party") and the other party )the "Non-Defaulting Party") recovers against the Defaulting Party, in addition to all damages and other remedies, the Defaulting Party shall promptly pay to the Non-Defaulting Party all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement of its rights and shall promptly pay interest on any money (both the amount recovered and the costs and expenses) at the rate of 1.5% per month during the period between the date such payment should have been make hereunder, or the date the cost or expense was paid by the Non-Defaulting Party, and the date of payments thereof by the Defaulting Party to the Non-Defaulting Party.

      Section 8.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.


                         ARTICLE IX
                        MISCELLANEOUS

      Section 9.01.  Effective Date.  The effective date  of
this  Agreement  shall  be  the date  after  above  written,
subject   to   any   conditions   set   forth   herein   and
interruptions.

       Section 9.02. Entire Agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

      Section 9.03. Titles and Headings. The section and paragraph titles and headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections and paragraphs.

      Section 9.04. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

      Section 9.05. Amendments. This Agreement may not be amended, modified or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and no amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall be effective unless it is made in writing and signed by the parties.

      Section 9.06. Further Assurances. Each party hereto after the Closing and without further consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonable requested by the other party in order to carry out the provisions and purposes of this Agreement.

      Section 9.07. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against any other party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later-appearing provisions shall not be construed to control earlier-appearing provisions.

      Section 9.08. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or unenforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

      Section 9.09.  Multiple Counterparts.   This Agreement
may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

      Section 9.10. Assignment Parties and Binding Effect. This Agreement, and the rights, duties and obligations of any party shall not be assigned without the prior written consent of each other party. This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary or otherwise. Wherever is this Agreement a party is named or referred to, the successors (including heirs and personal representatives of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

       Section 9.11. Survival of Representations and Warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party.

       Section 9.12. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than injunctive relief under Article V, shall be settled by binding arbitration in Tampa, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

      Section 9.13. Jurisdiction and Venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 9.12 shall be brought and enforced in the courts of the State of Florida in and for Pinellas county or in the United States District Court for the Middle District of Florida, Tampa Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.


     Section 9.14. Applicable Law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                        Systems Communications, Inc.


Attest:

 __________________________________  /S/ Edwin B. Salmon

Edwin B. Salmon


Witness:                Sellers


___________________________________

/S/ Patrick Loeprich
     Patrick Loeprich


______________________________________

/S/  R. Grant Kolb
      R. Grant Kolb